UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 3, 2012

Date of Report (Date of earliest event reported)

TARGA RESOURCES PARTNERS LP

(Exact name of Registrant as specified in its charter)

Delaware	001-33303	65-1295427
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1000 Louisiana Street, Suite 4300

Houston, TX 77002

(Address of principal executive offices)

(713) 584-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Second Amended and Restated Credit Agreement

On October 3, 2012, Targa Resources Partners LP (the “Partnership”) entered into the Second Amended and Restated Credit Agreement (the “Credit Agreement”) with Bank of America, N.A., as Administrative Agent, Collateral Agent, Swing Line Lender and L/C issuer (the “Agent”) and the lenders party thereto (the “Lenders”). The Credit Agreement amends and restates the Partnership’s existing credit facility to provide for a five-year revolving credit facility in an initial aggregate principal amount up to $1,200,000,000 (with an option to increase such maximum aggregate principal amount by up to $300,000,000) and a $100,000,000 swing line sub-facility. The full amount of the revolving credit facility is available for the issuance of letters of credit. The Credit Agreement matures on October 3, 2017, at which time all unpaid principal and interest is due.

The revolving credit facility bears interest at the Partnership’s option, at either (a) a base rate equal to the highest of the Agent’s prime rate, the federal funds rate plus 0.5% and the one-month LIBOR rate plus 1.0%, plus an applicable margin ranging from 0.75% to 1.75% (dependent on the Partnership’s ratio of Consolidated Funded Indebtedness to Consolidated Adjusted EBITDA, each as defined in the Credit Agreement), or (b) LIBOR plus an applicable margin ranging from 1.75% to 2.75% (dependent on the Partnership’s ratio of Consolidated Funded Indebtedness to Consolidated Adjusted EBITDA). Interest on base rate loans is payable quarterly in arrears, and interest on LIBOR rate loans is payable at the end of each interest period (or at the end of three months from the commencement of the interest period, in the case of interest periods longer than 3 months). Issued and undrawn letters of credit bear interest at the applicable margin for LIBOR borrowings described in clause (b), payable quarterly in arrears. The Partnership will pay a commitment fee ranging from 0.30% to 0.50% (dependent on the Partnership’s ratio of Consolidated Funded Indebtedness to Consolidated Adjusted EBITDA) on the daily average unused portion of the credit facility, also payable quarterly in arrears. The Credit Agreement is secured by substantially all of the Partnership’s assets.

The Credit Agreement restricts the Partnership’s ability to make distributions of available cash to unitholders if any Default or an Event of Default (as defined in the Credit Agreement) exists or would result from such distribution. The Credit Agreement requires the Partnership to maintain a Consolidated Leverage Ratio (the ratio of Consolidated Funded Indebtedness to Consolidated Adjusted EBITDA, in each case as defined in the Credit Agreement) of no more than 5.50 to 1.00, determined as of the last day of each quarter for the four-fiscal quarter period ending on the date of determination, beginning with the fiscal quarter ending September 30, 2012. The Partnership is also required to maintain a Consolidated Senior Leverage Ratio (the ratio of Consolidated Funded Indebtedness, excluding the Unsecured Note Indebtedness, to Consolidated Adjusted EBITDA, in each case as defined in the Credit Agreement) of no more than 4.00 to 1.00, determined as of the last day of each quarter for the four-fiscal quarter period ending on the date of determination, beginning with the fiscal quarter ending September 30, 2012. The Credit Agreement also requires the Partnership to maintain an interest coverage ratio (the ratio of Consolidated Adjusted EBITDA to Consolidated Interest Expense, as defined in the Credit Agreement) of no less than 2.25 to 1.00, determined as of the last day of each quarter for the four-fiscal quarter period ending on the date of determination, beginning with the fiscal quarter ending September 30, 2012. In addition, the Credit Agreement contains various covenants that may limit, among other things, the Partnership’s ability to incur indebtedness, grant liens, make investments, repay or amend the terms of certain other indebtedness, merge or consolidate, sell assets, and engage in transactions with affiliates (in each case, subject to the Partnership’s right to incur indebtedness or grant liens in connection with, and convey accounts receivable as part of, a Permitted Receivables Financing (as defined in the Credit Agreement)).

The Credit Agreement provides that each of the following is an Event of Default: (i) failure to make payments when due, subject to a grace period for payments other than principal; (ii) failure to comply with affirmative or negative covenants; (iii) material inaccuracy of representations or warranties; (iv) payment default under, or acceleration of, other indebtedness having a principal amount in excess of the Threshold Amount (as defined in the Credit Agreement); (v) any default or termination event that results in the termination of the obligations of a Receivables Entity to purchase Receivables in connection with a Permitted Receivables Financing (in each case, as defined in the Credit Agreement) in an aggregate amount greater than the Threshold Amount; (vi) failure to pay or discharge judgments aggregating in excess of the Threshold Amount, or with respect to non-monetary judgments, having a Material Adverse Effect (as defined in the Credit Agreement); (vii) Change of Control (as defined in the Credit Agreement); and (viii) certain events of bankruptcy or insolvency. The Credit Agreement includes certain other Events of Default which are customary for financings of this type. In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Partnership, all outstanding obligations will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the holders of more than 50% of the then outstanding principal amount of the obligations may declare all the outstanding obligations to be due and payable immediately.

This description of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Form 8-K and is incorporated in this Item 1.01 by reference.

Relationships

Certain of the Lenders or their respective affiliates have performed investment banking, financial advisory and commercial banking services for the Partnership and certain of the Partnership’s affiliates, for which they have received customary compensation, and they may continue to do so in the future. The Partnership has entered into derivative financial transactions with Bank of America, N.A. and its affiliates, and certain of the other Lenders on terms it believes to be customary in connection with these transactions.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Second Amended and Restated Credit Agreement, dated October 3, 2012, by and among Targa Resources Partners LP, Bank of America, N.A. and the other parties signatory thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Targa Resources Partners LP

	By:	Targa Resources GP LLC its general partner

Date: October 8, 2012		/s/ Matthew J. Meloy
Matthew J. Meloy
Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Second Amended and Restated Credit Agreement, dated October 3, 2012, by and among Targa Resources Partners LP, Bank of America, N.A. and the other parties signatory thereto.